Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

To the Board of Directors
Alliance Bankshares Corporation
Chantilly, Virginia

     We consent to the use and incorporation by reference in this registration statement on Form SB-2 of Alliance Bankshares Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”) for the registration under the Act, of 246,911 shares of the Company’s common stock, par value $4.00 per share of our report dated January 28, 2003, relating to the consolidated balance sheets of Alliance Bankshares Corporation and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the three years ended December 31, 2002. We further consent to the reference to our firm under the heading “Experts” in the prospectus incorporated by reference as a part of the registration statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia February 18, 2004